Exhibit 99.1

Hilton Board of Directors Approves Spin-off

of Park Hotels & Resorts and Hilton Grand Vacations

•	Record date December 15, 2016; Park and HGV to begin “regular way” trading on the New York Stock Exchange on January 4, 2017

•	Hilton shareholders to receive two shares of Park, one share of HGV for every 10 shares of Hilton; Hilton to effectuate 1-for-3 reverse stock split following distribution

MCLEAN, Va. – Hilton Worldwide Holdings (NYSE: HLT) (“Hilton”) today announced that its Board of Directors has approved the distribution to its shareholders of all of the outstanding shares of Park Hotels & Resorts Inc. (“Park”), which will become the holder of a portfolio of hotels and resorts previously held by Hilton, and Hilton Grand Vacations Inc. (“HGV”), Hilton’s timeshare business. The spin-off transactions are expected to be completed on January 3, 2017, and Park and HGV will begin regular-way trading on the New York Stock Exchange (NYSE) under the ticker symbols “PK” and “HGV,” respectively, on January 4, 2017. The Hilton Board also approved a 1-for-3 reverse stock split for Hilton, which will become effective after market close on January 3, 2017.

“As three independent companies, Hilton, Park Hotels & Resorts, and Hilton Grand Vacations will be well-positioned to capture incremental growth opportunities and capital market efficiencies in their respective business,” said Christopher J. Nassetta, president & chief executive officer of Hilton. “With the appropriate leadership, strategic vision, and capital structures now in place at both Park and HGV, I am confident that each business will enhance long-term value for its respective shareholders.”

Hilton plans to host an Investor Day on Thursday, December 8, 2016. More information about the event, including how to register for the webcast, can be found at http://ir.hiltonworldwide.com.

Additional Details on the Distribution

The Hilton Board has approved a distribution of one share of Park common stock for each five shares of Hilton common stock and one share of HGV common stock for each 10 shares of Hilton common stock held as of 5:00 p.m., Eastern Time on December 15, 2016, the record date for the distribution. No fractional shares of Park or HGV common stock will be issued. Instead, the distribution agent will aggregate fractional shares of Park and HGV common stock and sell the whole shares in the open market. The aggregate net cash proceeds of the sales will be ratably distributed to those shareholders who would otherwise have received fractional shares of Park and HGV common stock.

Hilton currently has approximately 990 million shares outstanding. Based on this number and the respective distribution ratio for each spin-off, approximately 198 million shares of Park common stock and approximately 99 million shares of HGV common stock will be distributed to Hilton shareholders.

Reverse Stock Split of Hilton Shares

The Hilton Board also approved a 1-for-3 reverse split of Hilton shares that will be effective immediately following the distribution of Park and HGV shares. Every three shares of Hilton will be automatically combined into one share of Hilton common stock, which will reduce the number of issued and outstanding shares of Hilton common stock from approximately 990 million to approximately 330 million. No fractional shares will be issued in connection with the reverse stock split. Shareholders who would otherwise be entitled to receive a fractional share of Hilton common stock will receive a cash payment in lieu of the fractional share.

Trading of Hilton, Park and HGV Shares

Following the spin-offs, all three companies will be listed on the NYSE. Hilton shares will continue to trade on the NYSE under the ticker symbol “HLT.” Park shares will trade under the ticker symbol “PK” and HGV shares will trade under the ticker symbol “HGV.” Hilton expects that on or about December 13, 2016, shares of Park and HGV will trade on a “when issued” basis under the ticker symbols “PK WI” and “HGV WI,” respectively. Concurrently, “ex distribution” trading in Hilton common stock under the symbol “HLT WI” will commence alongside “regular way” trading for Hilton common stock. Park and HGV will begin “regular way” trading on January 4, 2017, at which time “regular way” trading in Hilton shares will reflect both the distribution of the Park and HGV shares and the reverse stock split.

Hilton shareholders who sell their shares of Hilton common stock in the “regular way” market prior to or on the distribution date will also be selling their right to receive the distribution of shares of Park common stock and HGV common stock. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of selling Hilton common stock.

Hilton shareholders are not required to take any action to receive the shares of PK or HGV common stock in the distribution or in connection with the reverse stock split, and they will not be required to surrender or exchange their Hilton shares.

The distribution agent, transfer agent, and registrar for the Hilton, Park and HGV shares will be Wells Fargo Bank, N.A. For questions relating to the transfer or mechanics of the stock distribution or the reverse stock split, shareholders may contact Wells Fargo Shareowner Services c/o Hilton Worldwide Holdings Inc. at P.O. Box 64874, St. Paul, MN 55164-0874, or by phone at: 1-800-468-9716. If shares are held by a bank, broker or other nominee, shareholders should contact that institution directly.

Additional Information

Hilton intends for the distribution of PK and HGV common stock to be tax-free for its shareholders, except with respect to any cash received in lieu of fractional shares, and expects to complete the distribution after the close of business on January 3, 2017. Consummation of the spin-offs remains subject to the satisfaction or waiver of certain conditions.

Following completion of the spin-offs, Hilton will continue to be led by its current president and chief executive officer, Christopher J. Nassetta. As previously announced, Thomas J. Baltimore, Jr. will serve as president, chief executive officer and as a director of Park. Mark Wang, executive vice president of Hilton and president, Hilton Grand Vacations since March 2008, will serve as president, chief executive officer and as a director of HGV.

Park and HGV recently announced appointments to their respective Boards of Directors as well as senior executives for each company. No changes to Hilton’s Board of Directors are anticipated as a result of the spin-offs.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton’s significant investments in owned and leased real estate, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States, risks related to Hilton’s proposed spin-offs and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I-Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, comprising more than 4,800 managed, franchised, owned and leased hotels and timeshare properties with nearly 789,000 rooms in 104 countries and territories. For 97 years, Hilton has been dedicated to continuing its tradition of providing exceptional guest experiences. The company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio – A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including an exclusive member discount, free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where Hilton HHonors members can check-in, choose their room, and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton on Facebook, Twitter, YouTube, Flickr, LinkedIn and Instagram.

Hilton Contacts:

Christian Charnaux

Investor Contact

1-703-883-5205

christian.charnaux@hilton.com

Nigel Glennie

Media Contact

1-415-298-4424

nigel.glennie@hilton.com

Park Hotels & Resorts Contact:

Ian Weissman

Investor Contact

1-703-584-7441

iweissman@pkhotelsandresorts.com

Hilton Grand Vacations Contact:

Robert LaFleur

Investor Contact

1-407-722-3327

rlafleur@hgvc.com